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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-109779 of Citadel Broadcasting Corporation on Form S-8 of our report dated February 27, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of Citadel Broadcasting Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 15, 2004

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT